Exhibit 21.1
SMITHFIELD FOODS, INC. SUBSIDIARY LIST

Name of Subsidiary:	Jurisdiction of Organization:
Ag Protein, Inc.	North Carolina
American Skin Food Group LLC	North Carolina
Beef Liquidation Corp.	Delaware
Brown’s Realty Partnership	North Carolina
Carroll’s Realty Partnership	North Carolina
Celsus Biopharmaceuticals, Inc.	Delaware
Celsus Glycoscience, Inc.	Delaware
Champ, LLC	Delaware
Clougherty Packing, LLC	Delaware
Duplin Marketing Company, LLC	North Carolina
FJ Foodservice, LLC	Delaware
Granjas Carroll de México, S. de R.L. de C.V.	Mexico
Iowa Quality Meats, Ltd.	Iowa
Jonmor Investments, Inc.	Delaware
KC2 Real Estate LLC	Delaware
MB Grain LLC	Delaware
MB Missouri Holdings LLC	Delaware
Murphy Farms of Texhoma, Inc.	Oklahoma
Murphy-Brown LLC (d/b/a Smithfield Hog Production)	Delaware
Murphy-Brown of Missouri LLC (d/b/a Smithfield Hog Production)	Delaware
NPD Investments, Inc.	Delaware
Patcud Investments, Inc.	Delaware
RMHF Liquidation, LLC	Delaware
Saag's Products, LLC	Delaware
SF Investments, Inc.	Delaware
SFFC, Inc.	Delaware
SFRMH Liquidation, Inc.	Delaware
Smithfield Bioenergy LLC	Delaware
Smithfield Bioscience, Inc.	Ohio
Smithfield de Colombia SAS	Colombia
Smithfield Direct, LLC	Delaware
Smithfield Distribution, LLC	Delaware
Smithfield Foods International Group de Mexico, S. de R.L. de C.V.	Mexico
Smithfield Fresh Holdings, Inc.	Delaware
Smithfield Fresh Meats Corp. (d/b/a Smithfield Pet, Smithfield Bioscience)	Delaware
Smithfield Fresh Meats Sales Corp. (d/b/a Smithfield Bioscience)	Delaware
Smithfield Insurance Co. Ltd.	Bermuda
Smithfield International Investments, Inc.	Delaware
Smithfield Japan K.K.	Japan

Smithfield of Canada, Ltd.	Canada
Smithfield Packaged Meats Corp.	Delaware
Smithfield Packaged Meats Sales Corp.	Delaware
Smithfield Purchase Corporation	North Carolina
Smithfield Receivables Funding, LLC	Delaware
Smithfield Specialty Foods Group, LLC	Delaware
Smithfield Strategic Sourcing & Service Co., Inc.	Delaware
Smithfield Support Services Corp.	Delaware
Smithfield Transportation Co., Inc.	Delaware
Smithfield-Carroll’s Farms	Virginia
Smithfield-Kinston LLC	Delaware
Stefano Properties, LLC	North Carolina
Tar Heel Turkey Hatchery, Inc.	North Carolina
Texas County Land, LLC	Delaware
Wilmington Bulk, LLC	North Carolina